Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cardiff Oncology, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-239464, 333-238623, 333-234442, and 333-233568), Form S-3 (Nos. 333-254217, 333-232321, 333-229693, and 333-264148) and Form S-8 (Nos. 333-239725, 333-232363, 333-256978, and 333-266103) of Cardiff Oncology, Inc. (the “Company”) of our report dated March 2, 2023, relating to the financial statements which appears in this Annual Report form 10-K.

/s/ BDO USA, LLP

San Diego, California
March 2, 2023